UPDATE - First Watch Restaurant Group, Inc. Reports 2025 Financial Results and Provides Outlook for 2026
•Total revenues increased 20.3% to $1.2 billion, with System-wide sales up 16.1% to $1.4 billion
•Income from operations margin of 2.3% and Restaurant level operating profit margin of 18.5%
•Net income of $19.4 million and Adjusted EBITDA of $120.9 million
•64 system-wide restaurants opened across 23 states

BRADENTON, Fla. —February 24, 2026— First Watch Restaurant Group, Inc. (NASDAQ: FWRG) (“First Watch” or the “Company”), the leading Daytime Dining concept serving breakfast, brunch and lunch, today reported financial results for the thirteen weeks ended December 28, 2025 (“Q4 2025”) and the 52-week fiscal year ended December 28, 2025 (“2025”) compared to the thirteen weeks ended December 29, 2024 (“Q4 2024”) and the 52-week fiscal year ended December 29, 2024 (“2024”) and provided an outlook for the 52-week fiscal year ending December 27, 2026 (“2026”).

“2025 was a year of significant progress on a number of fronts for First Watch. In addition to continuing our industry-leading new restaurant growth of nearly 11%, we increased total revenues by more than 20%, which included same-restaurant sales growth of 3.6% and positive same-restaurant traffic,” said Chris Tomasso, CEO and President of First Watch. “As we look to 2026 and beyond, we are energized by the growth opportunities across all facets of our business, particularly the expansion of our evolving digital marketing platform.”

Highlights for Q4 2025 compared to Q4 2024

•Total revenues increased 20.2% to $316.4 million in Q4 2025 from $263.3 million in Q4 2024
•System-wide sales increased 16.1% to $353.1 million in Q4 2025 from $304.1 million in Q4 2024
•Same-restaurant sales growth of 3.1%
•Same-restaurant traffic growth of negative 1.9%
•Income from operations increased to $9.0 million in Q4 2025 from $3.9 million in Q4 2024
•Income from operations margin increased to 2.9% in Q4 2025 from 1.5% in Q4 2024
•Restaurant level operating profit* increased to $59.6 million in Q4 2025 from $49.0 million in Q4 2024
•Restaurant level operating profit margin* increased to 19.0% in Q4 2025 from 18.8% in Q4 2024
•Net income of $15.2 million in Q4 2025 compared to Net income of $0.7 million in Q4 2024
•Adjusted EBITDA* increased to $33.7 million in Q4 2025 from $24.3 million in Q4 2024
•Opened 13 system-wide restaurants (12 company-owned and 1 franchise-owned) across 11 states
________________________
*See Non-GAAP Financial Measures Reconciliations section below.

Highlights for 2025 compared to 2024:

•Total revenues increased 20.3% to $1.2 billion in 2025 from $1.0 billion in 2024
•System-wide sales increased to $1.4 billion in 2025 from $1.2 billion in 2024
•Same-restaurant sales growth of 3.6%
•Same-restaurant traffic growth of 0.5%
•Income from operations decreased to $27.5 million in 2025 from $38.9 million in 2024
•Income from operations margin decreased to 2.3% in 2025 from 3.9% in 2024
•Restaurant level operating profit* increased to $224.1 million in 2025 from $201.8 million in 2024
•Restaurant level operating profit margin* decreased to 18.5% in 2025 from 20.1% in 2024
•Net income increased to $19.4 million in 2025 from $18.9 million in 2024
•Adjusted EBITDA* increased to $120.9 million in 2025 from $113.8 million in 2024
•Opened 64 system-wide restaurants (55 company-owned and 9 franchise-owned) across 23 states resulting in a total of 633 system-wide restaurants (560 company-owned and 73 franchise-owned) across 32 states
________________________
*See Non-GAAP Financial Measures Reconciliations section below.

Outlook Fiscal Year 2026

The Company provides the following outlook for the 52-week fiscal year ended December 27, 2026:

•Same-restaurant sales growth to be between 1% to 3%
•Total revenue growth of 12%-14%(1)
•Adjusted EBITDA* in the range of $132 million to $140 million (1)
•Total of 59 to 63 new system-wide restaurants, including 3 company-owned restaurant closures (53 to 55 new company-owned restaurants and 9 to 11 new franchise-owned restaurants)
•Capital expenditures in the range of $150.0 million to $160.0 million invested primarily in new restaurant projects and planned remodels

The Company reiterates its long-term annual financial targets as follows:

•Percentage unit growth in the low double digits
•Same-restaurant sales growth of ~3.5%
•Restaurant sales growth in the mid-teens
•Adjusted EBITDA percentage growth in the mid-teens

The Company continues to see a long-term opportunity for more than 2,200 restaurants across the United States.
______________________
(1) Includes net impact of approximately 1.0% in total revenue growth and approximately $2.0 million in Adjusted EBITDA associated with acquisitions completed in 2025.

*We have not reconciled guidance for Adjusted EBITDA to the corresponding GAAP financial measure because we do not provide guidance for the various reconciling items. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measure is not available without unreasonable effort.

Conference Call and Webcast
Chris Tomasso, Chief Executive Officer and President, and Mel Hope, Chief Financial Officer, will host a conference call and webcast today to discuss these financial results for Q4 2025 at 8:00 AM ET.

Interested parties may listen to the conference call via any one of two options:

–Dial 201-389-0914, which will be answered by an operator
–Join the webcast at https://investors.firstwatch.com/news-and-events/events

The webcast will be archived shortly after the call has concluded.

Definitions
The following definitions apply to these terms as used in this release:
System-wide restaurants: the total number of restaurants, including all company-owned and franchise-owned restaurants.

System-wide sales: consists of restaurant sales from our company-owned restaurants and franchise-owned restaurants. We do not recognize the restaurant sales from our franchise-owned restaurants as revenue.

Same-restaurant sales growth: the percentage change in year-over-year restaurant sales (excluding gift card breakage) for the comparable restaurant base, which we define as the number of company-owned First Watch branded restaurants open for 18 months or longer as of the beginning of the fiscal year (“Comparable Restaurant Base”). For the year ended 2025, this operating metric compares the 52-week periods ended December 28, 2025 and December 29, 2024 with the 52-week period ended December 31, 2023, versus the 53-week fiscal year ended December 31, 2023, in order to compare like-for-like periods. For the 52-weeks ended December 28, 2025 and December 29, 2024, there were 381 restaurants and 344 restaurants in our Comparable Restaurant Base. Measuring our same-restaurant sales growth allows Management to evaluate the performance of our existing restaurant base. We believe this measure is useful for investors to provide a consistent comparison of restaurant sales results and trends across periods within our core, established restaurant base, unaffected by results of store openings, closings and other transitional changes.

Same-restaurant traffic growth: the percentage change in traffic counts for the 52-week period ended December 28, 2025 and December 29, 2024 as compared to the 52-week period ended December 31, 2023 using the Comparable Restaurant Base, versus the 53-week fiscal year ended December 31, 2023 in order to compare like-for-like periods. Measuring our same-restaurant traffic growth allows Management to evaluate the performance of our existing restaurant base. We believe this measure is useful for investors because same-restaurant traffic provides an indicator as to the development of our brand and the effectiveness of our marketing strategy.

Adjusted EBITDA: a non-GAAP measure, is defined as net income before depreciation and amortization, interest expense, income taxes and items that the Company does not consider in the evaluation of its ongoing core operating performance.

Adjusted EBITDA margin: a non-GAAP measure, is defined as Adjusted EBITDA as a percentage of total revenues.

Restaurant level operating profit: a non-GAAP measure, is defined as restaurant sales, less restaurant operating expenses, which include food and beverage costs, labor and other related expenses, other restaurant operating expenses, pre-opening expenses and occupancy expenses. Restaurant level operating profit excludes corporate-level expenses and other items that we do not consider in the evaluation of the ongoing core operating performance.

Restaurant level operating profit margin: a non-GAAP measure, is defined as Restaurant level operating profit as a percentage of restaurant sales.

About First Watch
First Watch is the leading Daytime Dining concept serving made-to-order breakfast, brunch and lunch using the freshest ingredients available. Guided by its “Follow the Sun” culinary philosophy, First Watch’s chef-driven menu rotates multiple times per year to feature the highest-quality flavors at their peak, offering elevated executions of classic favorites, fresh juices like the Kale Tonic, and fan favorites such as the Lemon Ricotta Pancakes, Quinoa Power Bowl and signature Million Dollar Bacon. For every kid’s meal served, First Watch proudly donates a portion to organizations and causes making a positive impact to our communities - raising approximately $2.0 million to date. A recipient of many “Best Breakfast” and “Best Brunch” awards, First Watch was voted #1 Best Breakfast by Newsweek’s Readers’ Choice Awards 2025, and also named 2025 and 2024’s #1 Most Loved Workplace in America by the Best Practice Institute - an accolade most recently featured in The Wall Street Journal - after appearing on the list in 2022 and 2023, as well. With a commitment to quality, hospitality and community, First Watch is redefining Daytime Dining across more than 630 First Watch restaurants in 32 states. For more information, visit www.firstwatch.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different from the statements made herein. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial position, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to any historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “future,” “intend,” “outlook,” “potential,” “project,” “projection,” “plan,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other similar expressions. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed herein, in our Annual Report on Form 10-K, including “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our other filings with the SEC, accessible on the SEC’s website at www.sec.gov and the Investors Relations section of the Company’s website at https://investors.firstwatch.com/financial-information/sec-filings. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following: our vulnerability to changes in consumer preferences and economic conditions such as inflation and recession; our inability to successfully open new restaurants or establish new markets; our inability to effectively manage our growth; potential negative impacts on sales at our and our franchisees’ restaurants as a result of our opening new restaurants in existing markets; a decline in visitors to any of the retail centers, lifestyle centers, or entertainment centers where our restaurants are located; lower than expected same-restaurant sales growth; unsuccessful marketing programs and limited time new offerings; changes in the cost of food; unprofitability or closure of new restaurants or lower than previously experienced performance in existing restaurants; our inability to compete effectively for customers; our vulnerability to food safety and food-borne illness concerns; unsuccessful financial performance of our franchisees, our limited control over our franchisees’ operations, our inability to maintain good relationships with our franchisees and conflicts of interest with our franchisees; the geographic concentration of our system-wide restaurant base in the southeast portion of the United States; damage to our reputation and negative publicity; our inability or failure to recognize, respond to and effectively manage the accelerated impact of social media and artificial intelligence; our limited number of suppliers and distributors for several of our frequently used ingredients and shortages or disruptions in the supply or delivery of such ingredients; information technology system failures or breaches of our network security; our failure to comply with federal and state laws and regulations relating to privacy, data protection, advertising and consumer protection, or the expansion of current or the enactment of new laws or regulations relating to privacy, data protection, advertising and consumer protection; our potential liability with our gift cards under the property laws of some states; our failure to enforce and maintain our trademarks and protect our other intellectual property; litigation with respect to intellectual property assets; our dependence on our executive officers and certain other key employees; our inability to identify, hire, train and retain qualified individuals for our workforce; our failure to obtain or to properly verify the employment eligibility of our employees; our failure to maintain our corporate culture as we grow; unionization activities among our employees; employment and labor law proceedings; labor shortages or increased labor costs or health care costs; risks associated with leasing property subject to long-term and non-cancelable leases; risks related to our sale of alcoholic beverages; costly and complex compliance with federal, state and local laws, including trade and tax policies; changes in accounting principles applicable to us; our vulnerability to natural disasters, unusual weather conditions, pandemic outbreaks, political events, war and terrorism; our inability to secure additional capital to support business growth; our level of indebtedness; failure to comply with covenants under our credit facility; and uncertainty regarding the Russia and Ukraine war, war and unrest in the Middle East and the related impact on macroeconomic conditions, including inflation, as a result of such conflicts or other related events. For additional discussion of factors that could impact our operational and financial results, please refer to our filings with the SEC, accessible on the SEC’s website at www.sec.gov and the Investors Relations section of the Company’s website at https://investors.firstwatch.com/financial-information/sec-filings. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual financial condition, results of operations, future performance and business may vary in material respects from the performance projected in these forward-looking statements.

Investor Relations Contact

Steven L. Marotta
941-500-1918
investors@firstwatch.com

Media Relations Contact

Jenni Glester
407-864-5823
jglester@firstwatch.com

Non-GAAP Financial Measures (Unaudited)

To supplement the consolidated financial statements, which are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we use the following non-GAAP measures, which present operating results on an adjusted basis: (i) Adjusted EBITDA, (ii) Adjusted EBITDA margin, (iii) Restaurant level operating profit and (iv) Restaurant level operating profit margin. Our presentation of these non-GAAP financial measures includes isolating the effects of some items that are either nonrecurring in nature or have no meaningful correlation to our ongoing core operating performance. These supplemental measures of performance are not required by or presented in accordance with GAAP. Management believes these non-GAAP measures provide investors with additional visibility into our operations, facilitate analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of our ongoing operating performance, help to identify operational trends and allow for greater transparency with respect to key metrics used by Management in our financial and operational decision making. Our non-GAAP measures may not be comparable to similarly titled measures used by other companies and have important limitations as analytical tools. These non-GAAP financial measures should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP as they may not provide a complete understanding of our performance. These non-GAAP financial measures should be reviewed in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Adjusted EBITDA and Adjusted EBITDA Margin

Management uses Adjusted EBITDA and Adjusted EBITDA margin (i) as factors in evaluating management’s performance when determining incentive compensation, (ii) to evaluate the Company’s operating results and the effectiveness of our business strategies, (iii) internally as benchmarks to compare the Company’s performance to that of its competitors and (iv) to provide investors with additional transparency of the Company’s operations. The use of Adjusted EBITDA and Adjusted EBITDA margin as performance measures permit a comparative assessment of the Company’s operating performance relative to the Company’s performance based on the Company’s GAAP results, while isolating the effects of some items that are either nonrecurring in nature or vary from period to period without any correlation to the Company’s ongoing core operating performance.

The following tables reconcile Net income and Net income margin, the most directly comparable GAAP measures, to Adjusted EBITDA and Adjusted EBITDA margin for the periods indicated:

	FOURTH QUARTER
(in thousands)	2025	2024	2023
Net income	$15,164	$699	$2,648
Depreciation and amortization	20,656	15,755	12,231
Interest expense	4,795	3,219	2,271
Income taxes	(10,744)	39	2,857
EBITDA	29,871	19,712	20,007
Stock-based compensation, net of amounts capitalized (1)	2,834	2,131	2,218
Transaction expenses, net (2)	313	818	604
Strategic transition costs (3)	531	889	211
Impairments and loss on disposal of assets (4)	137	139	741
Delaware Voluntary Disclosure Agreement Program (5)	1	25	794
Recruiting and relocation costs (6)	—	254	50
Insurance proceeds in connection with natural disasters, net (8)	—	329	—
Adjusted EBITDA	$33,687	$24,297	$24,625

Total revenues	$316,352	$263,291	$244,633
Net income margin	4.8%	0.3%	1.1%
Adjusted EBITDA margin	10.6%	9.2%	10.1%

Additional information
Deferred rent (income) expense (9)	$(28)	$242	$515

	FISCAL YEAR
(in thousands)	2025	2024	2023
Net income	$19,432	$18,925	$25,385
Depreciation and amortization	75,011	57,715	41,223
Interest expense	16,699	12,640	8,063
Income taxes	(7,299)	9,101	10,690
EBITDA	103,843	98,381	85,361
Stock-based compensation, net of amounts capitalized (1)	10,760	8,525	7,604
Transaction expenses, net (2)	2,533	2,587	3,147
Strategic transition costs (3)	3,279	1,843	892
Impairments and loss on disposal of assets (4)	448	525	1,359
Delaware Voluntary Disclosure Agreement Program (5)	55	126	1,250
Recruiting and relocation costs (6)	—	888	465
Severance costs (7)	—	204	26
Insurance proceeds in connection with natural disasters, net (8)	—	329	(621)
Loss on extinguishment of debt	—	428	—
Adjusted EBITDA	$120,918	$113,836	$99,483

Total revenues	$1,222,501	$1,015,910	$891,551
Net income margin	1.6%	1.9%	2.8%
Adjusted EBITDA margin	9.9%	11.2%	11.2%

Additional information
Deferred rent expense (9)	$309	$1,318	$2,090
___________________________
(1) Represents non-cash, stock-based compensation expense, net of amounts capitalized, which is recorded within General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income.
(2) Represents costs incurred in connection with the acquisition of franchise-owned restaurants, secondary offering costs, costs related to restaurant closures, expenses related to debt, and revaluations of contingent consideration liability.
(3) Represents costs related to process improvements and strategic initiatives. These costs are recorded within General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income.
(4) Represents impairment charges and costs related to the disposal of assets due to retirements, replacements, restaurant closures and natural disasters.
(5) Represents estimated professional service costs incurred in connection with the Delaware Voluntary Disclosure Agreement Program related to unclaimed or abandoned property. These costs are recorded in General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income.
(6) Represents costs incurred for hiring qualified individuals. These costs are recorded within General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income.
(7) Severance costs are recorded in General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income.
(8) Represents insurance recoveries, net of costs incurred, in connection with hurricane damage, which were recorded in Other income, net on the Consolidated Statements of Operations and Comprehensive Income.
(9) Represents the non-cash portion of straight-line rent expense recorded within both Occupancy expenses and General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income.

Restaurant level operating profit and Restaurant level operating profit margin

Restaurant level operating profit and Restaurant level operating profit margin are not indicative of our overall results, and because they exclude corporate-level expenses, do not accrue directly to the benefit of our stockholders. We will continue to incur such expenses in the future. Restaurant level operating profit and Restaurant level operating profit margin are important measures we use to evaluate the performance and profitability of each operating restaurant, individually and in the aggregate and to make decisions regarding future spending and other operational decisions. We believe that Restaurant level operating profit and Restaurant level operating profit margin provide useful information about our operating results, identify operational trends and allow for transparency with respect to key metrics used by us in our financial and operational decision-making.

The following tables reconcile Income from operations and Income from operations margin, the most directly comparable GAAP financial measures, to Restaurant level operating profit and Restaurant level operating profit margin for the periods indicated:

	FOURTH QUARTER
(in thousands)	2025	2024	2023
Income from operations	$9,035	$3,861	$6,855
Less: Franchise revenues	(2,389)	(2,666)	(3,591)
Add:
General and administrative expenses	31,800	30,743	29,953
Depreciation and amortization	20,656	15,755	12,231
Transaction expenses, net (1)	313	818	604
Impairments and loss on disposal of assets (2)	137	139	741
Costs in connection with natural disasters (3)	—	312	—
Restaurant level operating profit	$59,552	$48,962	$46,793

Restaurant sales	$313,963	$260,625	$241,042
Income from operations margin	2.9%	1.5%	2.8%
Restaurant level operating profit margin	19.0%	18.8%	19.4%

Additional information
Deferred rent (income) expense (4)	$(44)	$192	$466

	FISCAL YEAR
(in thousands)	2025	2024	2023
Income from operations	$27,511	$38,907	$41,267
Less: Franchise revenues	(10,328)	(11,555)	(14,459)
Add:
General and administrative expenses	128,950	113,270	103,121
Depreciation and amortization	75,011	57,715	41,223
Transaction expenses, net (1)	2,533	2,587	3,147
Impairments and loss on disposal of assets (2)	448	525	1,359
Costs in connection with natural disasters (3)	—	312	—
Restaurant level operating profit	$224,125	$201,761	$175,658

Restaurant sales	$1,212,173	$1,004,355	$877,092
Income from operations margin	2.3%	3.9%	4.7%
Restaurant level operating profit margin	18.5%	20.1%	20.0%

Additional information
Deferred rent expense (4)	$167	$1,119	$1,891
____________________________
(1) Represents costs incurred in connection with the acquisition of franchise-owned restaurants, secondary offering costs, costs related to restaurant closures, expenses related to debt and revaluations of contingent consideration liability.
(2) Represents impairment charges and costs related to the disposal of assets due to retirements, replacements, restaurant closures and natural disasters.
(3) Represents costs incurred in connection with hurricane damage. The costs include inventory spoilage and labor costs, which were recorded in Food and beverage costs and Labor and other related expenses, respectively. on the Consolidated Statements of Operations and Comprehensive Income.
(4) Represents the non-cash portion of straight-line rent expense recorded within Occupancy expenses on the Consolidated Statements of Operations and Comprehensive Income.

FIRST WATCH RESTAURANT GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
(Unaudited)

	Fourth Quarter
	2025	2024	2023
Revenues:
Restaurant sales	$313,963	$260,625	$241,042
Franchise revenues	2,389	2,666	3,591
Total revenues	316,352	263,291	244,633
Operating costs and expenses:
Restaurant operating expenses (exclusive of depreciation and amortization shown below):
Food and beverage costs	71,743	59,245	54,346
Labor and other related expenses	105,093	87,706	81,698
Other restaurant operating expenses	47,683	38,736	36,905
Occupancy expenses	26,939	21,961	18,450
Pre-opening expenses	2,953	4,327	2,850
General and administrative expenses	31,800	30,743	29,953
Depreciation and amortization	20,656	15,755	12,231
Impairments and loss on disposal of assets	137	139	741
Transaction expenses, net	313	818	604
Total operating costs and expenses	307,317	259,430	237,778
Income from operations	9,035	3,861	6,855
Interest expense	(4,795)	(3,219)	(2,271)
Other income, net	180	96	921
Income before income taxes	4,420	738	5,505
Income tax benefit (expense)	10,744	(39)	(2,857)
Net income	$15,164	$699	$2,648

Net income	$15,164	$699	$2,648
Other comprehensive income:
Unrealized gain (loss) on derivatives	51	2,722	(1,986)
Income tax related to other comprehensive (loss) income	(14)	(679)	494
Other comprehensive income (loss)	37	2,043	(1,492)
Comprehensive income	$15,201	$2,742	$1,156

Net income per common share - basic	$0.25	$0.01	$0.04
Net income per common share - diluted	$0.24	$0.01	$0.04
Weighted average number of common shares outstanding - basic	61,054,021	60,636,071	59,827,847
Weighted average number of common shares outstanding - diluted	62,877,592	62,335,821	61,688,871

FIRST WATCH RESTAURANT GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	FISCAL YEAR
	2025	2024	2023
Revenues:
Restaurant sales	$1,212,173	$1,004,355	$877,092
Franchise revenues	10,328	11,555	14,459
Total revenues	1,222,501	1,015,910	891,551
Operating costs and expenses:
Restaurant operating expenses (exclusive of depreciation and amortization shown below):
Food and beverage costs	280,098	223,097	197,374
Labor and other related expenses	405,544	335,038	294,010
Other restaurant operating expenses	188,685	151,968	134,477
Occupancy expenses	100,788	82,694	68,400
Pre-opening expenses	12,933	10,109	7,173
General and administrative expenses	128,950	113,270	103,121
Depreciation and amortization	75,011	57,715	41,223
Impairments and loss on disposal of assets	448	525	1,359
Transaction expenses, net	2,533	2,587	3,147
Total operating costs and expenses	1,194,990	977,003	850,284
Income from operations	27,511	38,907	41,267
Interest expense	(16,699)	(12,640)	(8,063)
Other income, net	1,321	1,759	2,871
Income before income taxes	12,133	28,026	36,075
Income tax benefit (expense)	7,299	(9,101)	(10,690)
Net income	$19,432	$18,925	$25,385

Net income	$19,432	$18,925	$25,385
Other comprehensive (loss) income:
Unrealized (loss) gain on derivatives	(869)	301	(889)
Income tax related to other comprehensive (loss) income	215	(75)	222
Other comprehensive (loss) income	(654)	226	(667)
Comprehensive income	$18,778	$19,151	$24,718

Net income per common share - basic	$0.32	$0.31	$0.43
Net income per common share - diluted	$0.31	$0.30	$0.41
Weighted average number of common shares outstanding - basic	60,963,587	60,365,393	59,531,404
Weighted average number of common shares outstanding - diluted	62,842,519	62,351,222	61,191,613

Same-Restaurant Sales Growth and Same-Restaurant Traffic Growth

THIRTEEN WEEKS ENDED	SAME-RESTAURANT SALES GROWTH		SAME-RESTAURANT TRAFFIC GROWTH		COMPARABLE RESTAURANT BASE
December 28, 2025	3.1%	*	(1.9)%	*	381
December 29, 2024	(0.3)%	*	(3.0)%	*	344
December 31, 2023	5.0%	**	(1.3)%	**	327
___________________
*Comparison to the 13 weeks ended December 31, 2023, is provided for enhanced comparability.
**Thirteen weeks ended December 31, 2023.